Exhibit 99.2

WAUSAU PAPER ANNOUNCES APPOINTMENT

OF SHERRI LEMMER TO SENIOR VICE PRESIDENT

AND CHIEF FINANCIAL OFFICER

MOSINEE, WI – April 30, 2012 – Wausau Paper (NYSE:WPP) today announced that the Board of Directors has appointed Sherri L. Lemmer (45) as Senior Vice President and Chief Financial Officer for the Company effective May 1, 2012.

Sherri currently serves as Vice President, Finance and Information Technology.  “We are fortunate to have an internal candidate with the breadth of experience, and the respect of both senior management and the Board of Directors,” said Hank Newell, President and CEO.  Ms. Lemmer will continue in her roles as Treasurer, Controller and Secretary for the Company.

About Wausau Paper:

Wausau Paper produces and markets specialty papers for industrial, commercial and consumer end markets as well as a complete line of away-from-home towel and tissue products.  The company is headquartered in Mosinee, Wisconsin and is listed on the NYSE under the symbol WPP.  To learn more about Wausau Paper visit: www.wausaupaper.com.

Safe Harbor under the Private Securities Litigation Reform Act of 1995:  The matters discussed in this news release concerning the company’s future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform Act of 1995.  Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements.  Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material and energy prices, manufacturing problems at company facilities, and other risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the company’s Form 10-K for the year ended December 31, 2011.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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